UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 23, 2018

SEARS HOMETOWN AND OUTLET STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35641	80-0808358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (847) 286-7000
(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 23, 2018 the Company held its Annual Meeting of Stockholders at 3333 Beverly Road, Hoffman Estates, Illinois 60179. The meeting was held to vote on the matters described below:

1.
Election of Directors. E.J. Bird, James F. Gooch, Josephine Linden, Kevin Longino, William K. Phelan, Will Powell, and David Robbins were elected to the Board of Directors of the Company for one-year terms expiring at the 2019 Annual Meeting of Stockholders or until their successors are elected and qualified. The votes on this matter were as follows:

Name	For	Withheld	Broker-Non-Votes
E.J. Bird	18,515,682	130,390	2,900,620
James F. Gooch	18,525,060	121,012	2,900,620
Josephine Linden	18,531,324	114,748	2,900,620
Kevin Longino	18,525,253	120,819	2,900,620
William K. Phelan	18,535,559	110,513	2,900,620
William Powell	18,528,683	117,389	2,900,620
David Robbins	18,535,647	110,425	2,900,620

2.
Advisory Vote to Approve the Compensation of the Company's Named Executive Officers. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The votes on this matter were as follows:

For	Against	Abstain	Broker-Non-Votes
18,463,378	127,845	54,849	2,900,620

3.	Ratification of the Appointment of BDO USA, LLP as the Company's Independent Registered Public Accounting Firm for the 2017 Fiscal Year.

For	Against	Abstain
21,493,257	51,047	2,388

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ CHARLES J. HANSEN
Charles J. Hansen
Vice President, General Counsel, and Secretary
Date: May 24, 2018